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                                                               EXHIBIT 24.3

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporated by reference in the Registration Statement (Form S-8) pertaining to the Midland Resources, Inc. 1997 Board of Directors Stock Incentive Plan, Business Consultant Agreement, and the 1996 Midland Resources, Inc. Long-Term Incentive Plan of our report dated March 21, 1997, with respect to the consolidated financial statements of Midland Resources, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

/s/ Grant Thornton LLP


Houston, Texas
May 5, 1997